Exhibit 24.1
McCormick & Company, Incorporated
Power of Attorney
KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of McCormick & Company, Incorporated, a Maryland corporation with offices at 18 Loveton Circle, Sparks, Maryland 21152 (the "Company"), hereby constitute and appoint Alan D. Wilson, Gordon M. Stetz, Jr., and W. Geoffrey Carpenter, jointly and severally, each in his own capacity, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 registering Deferred Compensation Obligations for issuance pursuant to the 2005 Deferred Compensation Plan, as amended, any and all amendments to this Registration Statement, or any Registration Statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Alan D. Wilson	Chairman, President, Chief Executive Officer and Director	January 22, 2013
Alan D. Wilson
/s/ Gordon M. Stetz, Jr.	Executive Vice President, Chief Financial Officer and Director	January 22, 2013
Gordon M. Stetz, Jr.
/s/ Kenneth A. Kelly, Jr.	Senior Vice President and Controller	January 22, 2013
Kenneth A. Kelly, Jr.
/s/ John P. Bilbrey	Director	January 22, 2013
John P. Bilbrey
/s/ James T. Brady	Director	January 22, 2013
James T. Brady
/s/ J. Michael Fitzpatrick	Director	January 22, 2013
J. Michael Fitzpatrick
/s/ Freeman A. Hrabowski, III	Director	January 22, 2013
Freeman A. Hrabowski, III
/s/ Michael D. Mangan	Director	January 22, 2013
Michael D. Mangan
/s/ Patricia Little	Director	January 22, 2013
Patricia Little
/s/ Margaret M.V. Preston	Director	January 22, 2013
Margaret M.V. Preston
/s/ George A. Roche	Director	January 22, 2013
George A. Roche
/s/ William E. Stevens	Director	January 22, 2013
William E. Stevens
/s/ Jacques Tapiero	Director	January 22, 2013
Jacques Tapiero